Exhibit 23.1



MADSEN & ASSOCIATES, CPA's INC.                        684 East Vine St, #3
Certified Public Accountants and Business Consultants  Murray, Utah 84107
                                                      Telephone 801-268-2632
                                                     Fax 801-262-3978






       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


We have issued our report dated March 21, 2005, accompanying the audited financial statements of Elite Artz, Inc., at December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003 and the period from inception on July 15, 2002 through December 31, 2004, and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.


June 28, 2005

                                  /s/Madsen & Associates, CPA's Inc.